EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: April 28, 2022

ICONIQ Strategic Partners III, L.P., a Cayman
Islands exempted limited partnership

By: ICONIQ Strategic Partners III GP, L.P., a
Cayman Islands Exempted limited partner, its General Partner

By: ICONIQ Strategic Partners III TT GP, Ltd, a
Cayman Islands exempted company, its General Partner

By: Kevin Foster
Title: Authorized Person

/s/ Kevin Foster
Signature of Reporting Person

ICONIQ Strategic Partners III-B, L.P., a Cayman
Islands exempted limited partnership

By: ICONIQ Strategic Partners III GP, L.P., a
Cayman Islands exempted limited partnership, its General Partner

By: ICONIQ Strategic Partners III TT GP, Ltd., a
Cayman Islands exempted company, its
General Partner

By: Kevin Foster
Title: Authorized Person

/s/ Kevin Foster
Signature of Reporting Person

ICONIQ Strategic Partners III GP, L.P., a
Cayman Islands exempted limited partnership

By: ICONIQ Strategic Partners III TT GP, Ltd., a
Cayman Islands exempted company, its
General Partner

By: Kevin Foster
Title: Authorized Person

/s/ Kevin Foster
Signature of Reporting Person

ICONIQ Strategic Partners III TT GP, Ltd., a
Cayman Islands exempted company

By: Kevin Foster
Title: Authorized Person

/s/ Kevin Foster
Signature of Reporting Person

Divesh Makan

/s/ Divesh Makan
Signature of Reporting Person

William J.G. Griffith

/s/ William J.G. Griffith
Signature of Reporting Person